EXHIBIT NO. EX-99.g.1

                              CUSTODIAN AGREEMENT

     THIS AGREEMENT made as of the 18th day of November, 1996, between The Rockland Funds Trust, a Delaware business trust (hereinafter called the "Company") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter called the "Custodian").

     WHEREAS, the Company is an open-ended management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio; and

     WHEREAS, the Company desires that the securities and cash of each series of the Company listed on Schedule A attached hereto (hereinafter collectively called the "Funds"), as may be amended from time to time, shall be hereafter held and administered by the Custodian pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Custodian agree as follows:

1.   DEFINITIONS

     The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

     The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Company by any two of the President, a Vice President, the Secretary and the Treasurer of the Company, or any other persons duly authorized to sign by the Board of Trustees.

     The word "Board" shall mean Board of Trustees of The Rockland Funds Trust.

2.   NAMES, TITLES, AND SIGNATURES OF THE COMPANY'S OFFICERS

     An officer of the Company will certify to the Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Trustees, together with any changes which may occur from time to time.

3.   RECEIPT AND DISBURSEMENT OF MONEY

     A. The Custodian shall open and maintain a separate account or accounts in the name of the Company, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Company. The Custodian shall make payments of cash to, or for the account of, the Company from such cash only:

     (a) for the purchase of securities for the portfolio of a Fund upon the delivery of such securities to the Custodian, registered in the name of the Company or of the nominee of the Custodian referred to in
          Section 7 or in proper form for transfer;

     (b) for the purchase or redemption of shares of common stock of a Fund upon delivery thereof to the Custodian, or upon proper instructions from the Company;

     (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

     (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by a Fund held by or to be delivered to the Custodian; or

     (e) for other proper corporate purposes certified by resolution of the Board of Trustees of the Company.

     Before making any such payment, the Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Company issues appropriate oral or facsimile instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two business days thereafter.

     B. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Company.

     C. The Custodian shall, upon receipt of proper instructions, make federal funds available to the Company as of specified times agreed upon from time to time by the Company and the Custodian in the amount of checks received in payment for shares of a Fund which are deposited into such Fund's account.

4.   SEGREGATED ACCOUNTS

     Upon receipt of proper instructions, the Custodian shall establish and maintain segregated accounts for and on behalf of each Fund, into which accounts may be transferred cash and/or securities.

5.   TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES

     The Custodian shall have sole power to release or deliver any securities of the Company held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

     (a) for sales of such securities for the account of a Fund upon receipt by the Custodian of payment therefor;

     (b) when such securities are called, redeemed or retired or otherwise become payable;

     (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

     (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

     (e) upon conversion of such securities pursuant to their terms into other securities;

     (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

     (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

     (h) for the purpose of redeeming in kind shares of common stock of a Fund upon delivery thereof to the Custodian; or

     (i)  for other proper corporate purposes.

     As to any deliveries made by the Custodian pursuant to items (a), (b), (d),
(e), (f), and (g), securities or cash receivable in exchange therefor shall be deliverable to the Custodian.

     Before making any such transfer, exchange or delivery, the Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), or (h) of this Section 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Company issues appropriate oral or facsimile instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two business days thereafter.

6.   THE CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

     Unless and until the Custodian receives an officers' certificate to the contrary, the Custodian shall: (a) present for payment all coupons and other income items held by it for the account of a Fund and hold the cash received by it upon such payment for the account of such Fund; (b) collect interest and cash dividends received, with notice to the Company, for the account of a Fund; (c) hold for the account of a Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder, and (d) execute, as agent on behalf of the Company, all necessary ownership certificates required by the Internal Revenue Code (the "Code") or the Income Tax Regulations (the "Regulations") of the United States Treasury Department (the "Treasury Department") or under the laws of any state now or hereafter in effect, inserting the Company's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7.   REGISTRATION OF SECURITIES

     Except as otherwise directed by an officers' certificate, the Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of the Custodian as defined in the Code and any Regulations of the Treasury Department issued thereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. All securities held by the Custodian hereunder shall be at all times held in an account or accounts of the Custodian containing only the assets of the Company.

     The Company shall from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Company and which may from time to time be registered in the name of the Company.

8.   VOTING AND OTHER ACTION

     Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of the Company, except in accordance with the instructions contained in an officers' certificate. The Custodian shall deliver, or cause to be executed and delivered, to the Company all notices, proxies and proxy soliciting materials with respect to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Company), but without indicating the manner in which such proxies are to be voted.

9.   TRANSFER TAX AND OTHER DISBURSEMENTS

     The Company shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement.

     The Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptible transfers and/or deliveries of any such securities.

10.  CONCERNING THE CUSTODIAN

     The Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Schedule B attached hereto.

     The Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

     The Company agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including reasonable counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own bad faith, negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Fund for such items.

     In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Company, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own bad faith, negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Company shall be security therefor.

     The Custodian agrees to indemnify and hold harmless the Company from all charges, expenses, assessments, and claims/liabilities (including reasonable counsel fees) incurred or assessed against it in connection with the performance of this Agreement, except such as may arise from the Company's own bad faith, negligent action, negligent failure to act or willful misconduct.

11.  SUBCUSTODIANS

     The Custodian is hereby authorized to engage another bank or trust company as a subcustodian for all or any part of the Company's assets, so long as any such bank or trust company is itself qualified under the 1940 Act and the rules and regulations thereunder, and provided further that, if the Custodian utilizes the services of a subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Company by the subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of this Agreement.

     Notwithstanding anything contained herein, if the Company requires the Custodian to engage specific subcustodians for the safekeeping and/or clearing of assets, the Company agrees to indemnify and hold harmless the Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such subcustodian in regard to the Company's assets, except as may arise from the Custodian's own bad faith, negligent action, negligent failure to act or willful misconduct.

12.  REPORTS BY THE CUSTODIAN

     The Custodian shall furnish the Company periodically as agreed upon with a statement summarizing all transactions and entries for the account of the Company. The Custodian shall furnish to the Company, at the end of every month, a list of the portfolio securities for each Fund showing the aggregate cost of each issue. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and by auditors employed by, the Company.

13.  TERMINATION OR ASSIGNMENT

     This Agreement may be terminated by the Company, or by the Custodian, on ninety (90) days notice, given in writing and sent by registered mail to the Custodian at P.O. Box 2054, Milwaukee, Wisconsin 53201, or to the Company at 100 South Rockland Road, Rockland, Maryland 19732, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to the Custodian or a vote of the shareholders of the Company to dissolve or to function without a custodian of its cash, securities and other property, the Custodian shall not deliver cash, securities or other property of the Company to the Company, but may deliver them to a bank or trust company of its own selection that meets the requirements of the 1940 Act to act as a Custodian for the Company to be held under terms similar to those of this Agreement, provided, however, that the Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Company of all liabilities constituting a charge on or against the properties then held by the Custodian or on or against the Custodian, and until full payment shall have been made to the Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

     This Agreement may not be assigned by the Custodian without the consent of the Company, authorized or approved by a resolution of its Board of Trustees.

14.  DEPOSITS OF SECURITIES IN SECURITIES DEPOSITORIES

     No provision of this Agreement shall be deemed to prevent the use by the Custodian of a central securities clearing agency or securities depository, provided, however, that the Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board of Trustees of the Company approves by resolution the use of such central securities clearing agency or securities depository.

15.  RECORDS

     The Custodian shall keep records relating to its services to be performed hereunder, in the form and manner, and for such period, as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular Section 31 of the 1940 Act and the rules thereunder. The Custodian agrees that all such records prepared or maintained by the Custodian relating to the services performed by the Custodian hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

16.  MISCELLANEOUS

     The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held invalid by a court or regulatory agency decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be governed by Wisconsin law. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the SEC thereunder. This Agreement constitutes the entire Agreement of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above-written by their respective officers thereunto duly authorized.

     Executed in several counterparts, each of which is an original.

                              FIRSTAR TRUST COMPANY

                              By: /s/Michael McVoy
                                  -------------------------------

                              Attest:

                              /s/Gail M. Zess
                              -----------------------------------

                              THE ROCKLAND FUNDS TRUST

                              By: /s/Charles S. Cruice, President
                                  -------------------------------
                                  Charles S. Cruice, President

                              Attest:

                              /s/Amie Severem
                              -----------------------------------

                                                                      Schedule A
                                                                      ----------

                  SEPARATE SERIES OF THE ROCKLAND FUNDS TRUST
                  -------------------------------------------

          Name of Series                               Date Added
          --------------                               ----------

          The Rockland Growth Fund                     November 18, 1996
           - Retail Class
           - Institutional Class

                                                                      Schedule B
                                                                      ----------

                      MUTUAL FUND CUSTODIAL AGENT SERVICE
                              DOMESTIC PORTFOLIOS
                              ANNUAL FEE SCHEDULE

                       FUND GROUPS LESS THAN $500 MILLION

Annual fee based on market value of assets:

  o  $  0.20 per $1,000 (2.0 basis points)

Minimum annual fee per fund:  $3,000

Investment transactions: (purchase, sale, exchange, tender, redemption, maturity, receipt delivery)

  o  $ 12.00 per book entry security (depository or Federal Reserve system)
  o  $ 25.00 per definitive security (physical)
  o  $ 75.00 per Euroclear
  o  $  8.00 per principal reduction on pass-through certificates
  o  $ 35.00 per option/future contracts

Variable Amount Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our chare, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account

Extraordinary expenses:  Based on time and complexity involved

Out-of-pocket expenses charged to the account include but are not limited to:

  o  $ 10.00 per variation margin transaction
  o  $ 10.00 per Fed wire deposit or withdrawal

Fees are billed monthly, based on market value at the beginning of the month
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